Exhibit 16

                       THE GLOBAL TOTAL RETURN FUND, INC.

                                    EXHIBIT
                               YIELD CALCULATION

                                 AS OF 6/30/95

                  YIELD = 2 * [([(a - b)/(c * d)] + 1)^6 - 1]

                    a = dividends & interest earned during the period

                    b = expenses accrued for the period

                    c = average daily number of shares o/s during the
                        period entitled to receive dividends

                    d = maximum offering price per share

                  Base period = 30 days


                  -------------------------------------------

                                 a = $3,262,682

                                 b =   $466,662

                                 c = 66,207,699

                                 d =      $8.39

                             YIELD =      6.12%

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                       THE GLOBAL TOTAL RETURN FUND, INC.

                                    EXHIBIT

                    AVERAGE ANNUAL TOTAL RETURN CALCULATION

                                                  n
                                ERV = P*(1 + T)^

                   P = hypothetical initial payment of $1,000
                   T = average annual total return
                   n = number of years
                 ERV = ending redeemable value


                  -------------------------------------------


                              1 Year        5 Years      10 Years
                             ---------     ---------     ---------

              P =            $1,000.00     $1,000.00     $1,000.00
              n =                 1.00          5.00          9.00
            ERV =            $1,119.27     $1,327.30     $1,999.51
              T =                11.9%          5.8%         8.00%

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                       THE GLOBAL TOTAL RETURN FUND, INC.

                                    EXHIBIT

                             AGGREGATE TOTAL RETURN


                                 T = (ERV - P)/P

                   P = hypothetical initial payment of $1,000
                   T = average annual total return
                   n = number of years
                 ERV = ending redeemable value


                  -------------------------------------------


                              1 Year        5 Years      10 Years
                             ---------     ---------     ---------

              P =            $1,000.00     $1,000.00     $1,000.00
              n =                 1.00          5.00          9.00
            ERV =            $1,119.27     $1,327.30     $1,999.51
              T =                11.9%         32.7%       100.00%